UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

  FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020 (May 26, 2020)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDCE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in Item 5.07 below, at the Annual Meeting of the Stockholders (the “Annual Meeting”) of PDC Energy, Inc. (the “Company”) held on May 26, 2020, the stockholders voted to approve an amendment (the “Amendment”) to the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) to increase the maximum number of shares of common stock of the Company that may be issued pursuant to awards under the 2018 Plan (the “Amended 2018 Plan”). The Amendment increases the number of reserved shares under the 2018 Plan from 1,800,000 to 7,050,000 shares. The remaining terms of the Amended 2018 Plan were not affected by the amendment. The full text of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed in Item 5.07 below, at the Annual Meeting, the stockholders approved a proposal to amend the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to immediately declassify the Company’s board of directors (the “Board”) and to provide for the annual election of directors (the “Declassification Amendment”). A complete copy of the Certificate of Incorporation, as amended by the Declassification Amendment, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As described in Item 5.03, the Company held the Annual Meeting on May 26, 2020. A total of 88,086,933 shares of common stock, or 88.59% of outstanding shares, were represented in person or by proxy at the Annual Meeting.

The stockholders voted on five proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2020 (the “Proxy Statement”). As Item 1 (to amend the Certificate of Incorporation to declassify the Board) was approved, Item 2 (to elect eight directors) was submitted to the stockholders and voted upon and Item 3 (to elect two Class I directors) was not submitted to the stockholders, given the passage of the Declassification Amendment. The final voting results for each of the proposals submitted to a stockholder vote at the Annual Meeting are set forth below.

PROPOSAL 1 — Amend the Certificate of Incorporation to Declassify the Board and Provide for the Immediate Annual Election of Directors. The Company’s stockholders approved an amendment to the Certificate of Incorporation to immediately declassify the Board, based on the following results:

For	Against	Abstain	Broker Non-Vote
81,880,740	188,143	47,259	5,970,791

PROPOSAL 2 — Election of Eight Directors. The Company’s stockholders elected eight directors to serve for a one-year term expiring at the Company’s 2021 annual meeting of stockholders, based on the following voting results:

Name	For	Withheld	Broker Non-Vote
Barton R. Brookman	80,646,916	1,469,226	5,970,791
Anthony J. Crisafio	77,530,993	4,585,149	5,970,791
Mark E. Ellis	81,161,164	954,978	5,970,791
Christina M. Ibrahim	80,534,123	1,582,019	5,970,791
Paul J. Korus	81,203,671	912,471	5,970,791
Randy S. Nickerson	68,193,852	13,922,290	5,970,791
David C. Parke	64,852,734	17,263,408	5,970,791
Lynn A. Peterson	71,984,191	10,131,951	5,970,791

PROPOSAL 4 — Approve Executive Officer Compensation. The Company’s stockholders approved, on an advisory basis, the 2019 compensation of the Company’s named executive officers, based on the following voting results:

For	Against	Abstain	Broker Non-Vote
78,039,815	4,007,071	69,256	5,970,791

PROPOSAL 5 — Ratify the Appointment of PricewaterhouseCoopers LLP. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, based on the following voting results:

For	Against	Abstain
85,524,208	2,393,343	169,382

PROPOSAL 6 — Approve an Amendment to the 2018 Equity Incentive Plan. The Company’s stockholders approved an amendment to the 2018 Plan to increase the maximum number of shares of common stock of the Company that may be issued pursuant to awards under the 2018 Plan, based on the following voting results:

For	Against	Abstain	Broker Non-Vote
80,167,286	1,834,424	114,432	5,970,791

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation of PDC Energy, Inc., as amended.
10.1	Amendment No. 1 to PDC Energy, Inc. 2018 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2020	PDC ENERGY, INC.

	By:	/s/ Nicole Martinet
	Name:	Nicole Martinet
	Title:	General Counsel, Senior Vice President and Corporate Secretary